Exhibit 23.1

            Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-
3 of our report dated August 16, 1997, except as to the
Note 16 and pooling of interests with Kemper-Masterson, Inc., which is as of December 1, 1997, relating to the supplemental financial statements of PAREXEL International Corporation, which appears in such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement Form S-3 of our report dated August 16, 1997, related to the consolidated financial statements of PAREXEL International Corporation, which appears on page 34 of PAREXEL International
Corporation's Annual Report to Stockholders, which is incorporated by reference in its 1997 Annual Report on Form 10-K. We also consent to references to us under the heading `Experts" and "Selected Supplemental Consolidated
Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Supplemental Consolidated
Financial Data."




PRICE WATERHOUSE LLP

Boston, Massachusetts
January 20, 1998